Exhibit 15.1

CONSENT OF AUTHOR

TO:

United States Securities and Exchange Commission

TSX Venture Exchange

British Columbia Securities Commission

Alberta Securities Commission

We, Allan V. Moran of SRK Consulting (U.S.) Inc., 3275 W. Ina Road, Tuscon, Arizona, USA, 85741 and Bart Stryhas of STK Consulting (U.S.) Inc. of 7175 West Jefferson Avenue, Lakewood, Colorado, USA, 80235, do hereby consent to the written disclosure and the incorporation by reference of extracts from the technical report titled “NI 43-101 Technical Report Initial Resource Estimate – Busfield Deposit Elkhorn Uranium Exploration Project, Wyoming USA”, and dated April 8, 2007 (the “Report”) within the Registration Statement of Bayswater Uranium Corporation dated         , 2008 (the “Circular”).

We hereby confirm that we have read the written disclosure of the Report and of extracts from the Report contained or incorporated by reference in the Circular and have no reason to believe that such disclosure does not fairly and accurately represents the information in the Report that supports the disclosure.

Dated this 28th day of February, 2008

/s/

“Alan V. Moran”

Allan V. Moran, RG, CPG

/s/

“Bart Stryhas”

Bart Stryhas, CPG